UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2023

Johnson Outdoors Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	0-16255	39-1536083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Main Street, Racine, Wisconsin 53403
(Address of principal executive offices, including zip code)

(262) 631-6600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Class A Common Stock, $.05 par value per share	JOUT	NASDAQ Global Select Market SM

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of Johnson Outdoors Inc. (the “Company”) was held on March 1, 2023 (the "Annual Meeting").  The matters voted on at the Annual Meeting were as follows:

1.	Election of Directors:

The following individuals were elected to the Board of Directors for terms that expire at the next annual meeting of shareholders.

Name	Votes For	Votes Withheld	Broker Non-Votes
Class A Directors:
Paul G. Alexander	5,897,068	1,645,494	542,613
John M. Fahey, Jr.	5,370,869	2,171,693	542,613
Class B Directors:
Helen P. Johnson-Leipold	1,205,822	0	0
Liliann Annie Zipfel	1,205,822	0	0
Katherine Button Bell	1,205,822	0	0
Edward F. Lang	1,205,822	0	0
Richard (“Casey”) Sheahan	1,205,822	0	0
Edward Stevens	1,205,822	0	0

Nominations were made by the Board of Directors and no other nominations were made by any shareholder.  All of the nominees were members of the Board of Directors at the date of the Annual Meeting.

2.	Ratification of the Appointment of Independent Registered Public Accountants for the Company for the Fiscal Year Ending September 29, 2023:

The shareholders voted to ratify the appointment of RSM US LLP by the Audit Committee of the Company’s Board of Directors as the Company’s independent registered public accounting firm for the fiscal year ending September 29, 2023.

Votes For (1)	Votes Against (1)	Abstentions (1)	Broker Non-Votes (1)
20,112,403	30,252	740	0

(1) Votes cast for or against and abstentions with respect to this proposal reflect that holders of Class B shares are entitled to 10 votes per share when voting together with holders of Class A shares.

3.	Advisory (non-binding) vote on executive compensation:

The shareholders approved the non-binding advisory proposal on executive compensation as disclosed in the proxy statement for the Annual Meeting of Shareholders.

Votes For (1)	Votes Against (1)	Abstentions (1)	Broker Non-Votes (1)
19,348,389	215,404	36,989	542,613

(1) Votes cast for or against and abstentions with respect to this proposal reflect that holders of Class B shares are entitled to 10 votes per share when voting together with holders of Class A shares.

4.	Advisory (non-binding) vote on the frequency of future advisory votes on executive compensation:

The shareholders approved a frequency of every year for future advisory (non-binding) votes on executive compensation.

One Year (1)	Two Years (1)	Three Years (1)	Abstentions (1)	Broker Non-Votes (1)
19,014,212	4,708	546,124	35,738	542,613

(1) Votes cast for or against and abstentions with respect to this proposal reflect that holders of Class B shares are entitled to 10 votes per share when voting together with holders of Class A shares.

In accordance with the shareholder voting results, in which every “One Year” received the highest number of votes cast on the frequency proposal, and the Board of Directors’ recommendation in the Proxy Statement for the Annual Meeting, the Company’s Board of Directors has determined that future shareholder non-binding advisory votes on executive compensation will continue to occur every one year.  Accordingly, the next shareholder non-binding advisory vote on executive compensation will be held at the Company’s 2024 Annual Meeting of Shareholders.  The next required shareholder non-binding advisory vote regarding the frequency interval will be held in six years at the Company’s 2029 Annual Meeting of Shareholders.

5.          Proposal to approve and adopt the Johnson Outdoors 2023 Non-Employee Director Stock Ownership Plan:

The shareholders approved the proposal to adopt and approve the Johnson Outdoors 2023 Non-Employee Director Stock Ownership Plan, as disclosed in the proxy statement for the Annual Meeting of Shareholders.

Votes For (1)	Votes Against (1)	Abstentions (1)	Broker Non-Votes (1)
19,454,134	111,431	35,217	542,613

(1) Votes cast for or against and abstentions with respect to this proposal reflect that holders of Class B shares are entitled to 10 votes per share when voting together with holders of Class A shares.

Section 7 – Regulation FD

Item 7.01.	Regulation FD Disclosure.

On March 3, 2023, the Company issued a press release (the "Press Release") announcing that the Company has entered into a definitive agreement to sell the Eureka! Military and Commercial Tents product lines of its Camping business segment to Rekord Group, a global company that specializes in commercial, event and military tents and structures. The transaction is expected to close by March 17, 2023, subject to customary closing conditions.  A copy of the Press Release is attached as Exhibit 99.1 to this report.  The attached Exhibit 99.1 is furnished pursuant to Item 7.01 of Form 8-K.

The information in this Form 8-K, including under this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 ‑‑ Press Release of Johnson Outdoors, issued March 3, 2023.

Exhibit 104 – Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON OUTDOORS INC
Date: March 3, 2023
	By:	/s/ David W. Johnson
David W. Johnson, Vice President and Chief Financial Officer